Exhibit 23.1




CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to use in this Form 10-KSB of our report dated July 26, 2007 relating to the financial statements of Transnational Financial Network, Inc. as of and for the year ended April 30, 2007.

/s/ Bedinger & Company
Certified Public Accountants
August 13, 2007